UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

for

The Annual General Meeting of Shareholders

to be held

Friday, June 8, 2007

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

Mailing of this Notice and Proxy Statement, the accompanying Proxy Card and the 2006 Annual

Report commenced on or about April 27, 2007.

Garmin Ltd.

P.O. Box 30464 SMB

5th Floor, Harbour Place

103 South Church Street

George Town, Grand Cayman

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 8, 2007

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Cayman Islands company, (“Garmin” or the “Company”) to be held at the offices of Garmin International, Inc. located at 1200 East 151st Street, Olathe, Kansas 66062, USA, at 10:00 a.m. Central Time, on Friday, June 8, 2007, to consider and vote upon the following matters:

1.	Election of two directors; and

2.	Consideration of such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

In accordance with the Company’s Articles of Association, the Company’s audited consolidated financial statements for the fiscal year ending December 30, 2006 will be presented at the Annual Meeting. There is no requirement under the Company’s Articles of Association or Cayman Islands law that such financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

Shareholders of record at the close of business on April 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and, on a poll, vote instead of him or her.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. Unless you reviewed these materials electronically or through a broker, please use the enclosed Proxy Card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the Proxy Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet using the instructions provided on the Proxy Card. If you reviewed your materials electronically or through a broker or other nominee, please follow the instructions provided.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call (913) 440-1587. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by June 1, 2007.

By Order of the Board of Directors

April 27, 2007	Andrew R. Etkind
General Counsel and Secretary

Garmin Ltd.

P.O. Box 30464 SMB

5th Floor, Harbour Place

103 South Church Street

George Town, Grand Cayman

Cayman Islands

PROXY STATEMENT

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Cayman Islands company, (“Garmin” or the “Company” ) for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Friday, June 8, 2007, at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 27, 2007.

INFORMATION CONCERNING SOLICITATION AND VOTING

Proposals

At the Annual Meeting, the Garmin Board intends to present the election of two directors. In accordance with the Company’s Articles of Association, the Company’s audited consolidated financial statements for the fiscal year ending December 30, 2006 will be presented at the Annual Meeting. There is no requirement under the Company’s Articles of Association or Cayman Islands law that such financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Garmin Board knows of no other matters that will be presented or voted on at the Annual Meeting.

Record Date and Shares Outstanding

Shareholders of record at the close of business on April 16, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 216,264,731 common shares, par value $0.005 per share (“Common Shares”).

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of the Company registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on the proposal presented in this Proxy Statement for each share held as of the Record Date. There is no cumulative voting in the election of directors. The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the Common Shares issued and outstanding on the Record Date. The affirmative vote of a majority of the Common Shares represented and voting at the Annual Meeting in person or by proxy is required for the election of directors.

Abstentions and Broker Non-Votes

Pursuant to Cayman Islands law, (i) Common Shares represented at the Annual Meeting whose votes are withheld on any matter, and (ii) Common Shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are not included in the determination of the shares voting on such matter but are counted for quorum purposes.

How Shareholders Vote

Shareholders holding Common Shares in their own names on the Record Date (“Record Holders”), persons (“Plan Participants”) holding Common Shares on the Record Date through the Garmin International, Inc. 401(k) and Pension Plan (the “401(k) Plan”) and investors (“Broker Customers”) holding Common Shares on the Record Date through a broker or other nominee, may vote such shares as follows:

Common Shares of Record

Record Holders may only vote their shares if they or their proxies are present at the Annual Meeting. Record Holders may appoint as their proxy the Proxy Committee, which consists of officers of the Company whose names are listed on the Proxy Card. The Proxy Committee will vote all Common Shares for which it is the proxy as specified by the shareholders on the Proxy Cards. A Record Holder desiring to name as proxy someone other than the Proxy Committee may do so by crossing out the names of the Proxy Committee members on the Proxy Card and inserting the full name of such other person. In that case, the Record Holder must sign the Proxy Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

If a properly executed and unrevoked Proxy Card does not specify how the Common Shares represented thereby are to be voted, the Proxy Committee intends to vote such shares for the election as directors of the persons nominated by the Company’s Board of Directors (“Board Nominees”), and in accordance with the discretion of the Proxy Committee upon such other matters as may properly come before the Annual Meeting.

Common Shares Held Under the 401(k) Plan

Plan Participants may on the voting instructions card instruct the trustee of the 401(k) Plan how to vote the Common Shares allocated to their respective participant accounts. The trustee will vote all Common Shares allocated to the accounts of Plan Participants as instructed by such participants. Common Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those Common Shares for which instructions were actually received from Plan Participants. The trustee of the 401(k) Plan may vote Common Shares allocated to the accounts of the participants either in person or through a proxy.

Common Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the Common Shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward soliciting materials to the Broker Customers, at the reasonable expense of the Company if the broker or nominee requests reimbursement. Most broker-dealers are members of the National Association of Securities Dealers, which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Brokers who are members of the New York Stock Exchange (“NYSE”) may vote the shares of Broker Customers on routine matters, including the election of directors, when they have not received directions from the Broker Customers.

Revoking Proxy Authorizations or Instructions

Until the polls close (or in the case of Plan Participants, until the trustee of the 401(k) Plan votes), votes of Record Holders and voting instructions of Plan Participants may be recast with a later-dated, properly executed and delivered Proxy Card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the Corporate Secretary of the Company at any time before the Chairman of the Annual Meeting closes the polls; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the 401(k) Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of Common Shares having evidence of such ownership, and guests of the Company. Plan Participants and Broker Customers, absent special direction to the Company from the respective 401(k) Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company had outstanding 216,264,731 Common Shares. The following table contains information as of the Record Date concerning the beneficial ownership of Common Shares by: (i) beneficial owners of Common Shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding Common Shares; (ii) the directors and the executive officers who are named in the Summary Compensation Table; and (iii) all of the directors and the named executive officers as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, to the Company’s knowledge the holders listed below have sole voting and dispositive power. No officer or director of the Company owns any equity securities of any subsidiary of the Company.

Name and Address	Common Shares(1)		Percent of Class(2)
Gary L. Burrell(3)	29,903,570	(4)	13.8%
Shareholder

FMR Corp.(5) Shareholder	11,062,664		5.1%

Ruey-Jeng Kao(6) Shareholder	12,944,962		6.0%

Gene M. Betts Director	9,540	(7)	*

Donald H. Eller, Ph.D. Director	1,416,418	(8)	*

Andrew R. Etkind General Counsel and Corporate Secretary	82,090	(9)	*

Min H. Kao, Ph.D. Director, Chairman and CEO	45,301,180	(10)	20.9%

Charles W. Peffer Director	7,929	(11)	*

Clifton A. Pemble Director and Vice President, Engineering Garmin International, Inc.	84,556	(12)	*

Brian J. Pokorny Vice President, Operations Garmin International, Inc.	53,749	(13)	*

Kevin Rauckman Chief Financial Officer and Treasurer	71,994	(14)	*

Thomas A. McDonnell Director	56,370	(15)	*

Directors and Named Executive Officers as a Group (10 persons)	100,994,122	(16)	46.7%

*	Less than 1% of the outstanding Common Shares
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable at the Record Date or within 60 days of such date are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the Company’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name.
(2)	The percentage is based upon the number of shares outstanding as of the Record Date and computed as described in footnote (1) above.
(3)	Mr. Burrell’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.
(4)	The number of Common Shares reported includes 863,570 Common Shares held by Judith M. Burrell, Mr. Burrell’s wife, over which Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these shares owned by his wife.
(5)	The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109. The number of Common Shares is based on an Amendment No. 1 dated February 14, 2007 to a Schedule 13G dated February 14, 2006. The Amendment No. 1 reports that FMR Corporation has sole dispositive power over the shares and sole voting power over 358,599 of the shares.
(6)

Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan. Mr. Kao is the brother of Dr. Kao. The information is based on Amendment No. 4 dated January 17, 2006 to a Schedule 13G dated February 9, 2001.

(7)	Mr. Betts’ beneficial ownership consists of 9,540 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(8)	Dr. Eller’s beneficial ownership includes 400,000 shares subject to a variable prepaid forward sale agreement and 16,414 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(9)	Mr. Etkind’s beneficial ownership includes 1,028 shares held in the 401(k) Plan, 69,200 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date, and 262 shares that were purchased for Mr. Etkind’s account in December 2006 as a participant in the Company’s Employee Stock Purchase Plan.

(10)

Dr. Kao’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062. Of the 45,301,180 Common Shares, (i) 10,546,188 Common Shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, (ii) 29,547,168 Common Shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power, and (iii) 5,207,824 Common Shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of those shares owned by the revocable trust established by his wife and by the revocable trusts established by his children.

(11)	Mr. Peffer’s beneficial ownership includes 4,329 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(12)	Mr. Pemble’s beneficial ownership includes 79,000 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 742 shares that were purchased for Mr. Pemble’s account in December 2006 as a participant in the Company’s Employee Stock Purchase Plan.
(13)	Mr. Pokorny’s beneficial ownership includes 46,400 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 742 shares that were purchased for Mr. Pokorny’s account in December 2006 as a participant in the Company’s Employee Stock Purchase Plan. The number of Common Shares reported includes 3,847 Common Shares held by a revocable trust established by Mr. Pokorny’s wife, over which Mr. Pokorny does not have any voting or dispositive power. Mr. Pokorny disclaims beneficial ownership of those shares owned by the revocable trust established by his wife.
(14)	Mr. Rauckman’s beneficial ownership includes 61,400 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 742 shares that were purchased for Mr. Rauckman’s account in December 2006 as a participant in the Company’s Employee Stock Purchase Plan. The number of Common Shares reported includes 5,100 Common Shares held by a revocable trust established by Mr. Rauckman’s wife, over which Mr. Rauckman does not have any voting or dispositive power. Mr. Rauckman disclaims beneficial ownership of these shares owned by the revocable trust established by his wife.
(15)	Mr. McDonnell’s beneficial ownership includes 16,370 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(16)	The number includes 302,653 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date. Individuals in the group have disclaimed beneficial ownership as to a total of 35,627,509 of the shares listed.

PROPOSAL – ELECTION OF TWO DIRECTORS

The Company’s Articles of Association classify the Company’s Board of Directors into three classes and stagger the three year terms of each class to expire in consecutive years.

The Company’s nominees for election at this Annual Meeting are Gene M. Betts and Thomas A. McDonnell. Mr. Betts and Mr. McDonnell are being nominated as Class I directors to hold office for a three-year term expiring at the Annual General Meeting in 2010.

Mr. Betts and Mr. McDonnell are currently directors of the Company, having been elected at the Company’s Annual General Meeting in 2004 for a term expiring on the date of this Annual Meeting. Mr. Betts and Mr. McDonnell have each indicated that they are willing and able to continue serving as directors if elected and have consented to being named as nominees in this Proxy Statement. If either or both of these nominees should for any reason become unavailable for election, the Proxy Committee will vote for such other nominee as may be proposed by the Company’s Board of Directors.

Gene M. Betts, age 54, has been a director of the Company since March 2001. Mr. Betts has been the Chief Financial Officer of Embarq Corporation since May, 2006. He previously served as Senior Vice President-Finance at Sprint Nextel Corporation’s local telecommunications division from August 2005 to May 2006 and as Senior Vice President – Finance and Treasurer of Sprint Corporation from 1998 until August 2005. Mr. Betts is a Certified Public Accountant. Prior to joining Sprint he was a partner in Arthur Young & Co. (now Ernst & Young). Mr. Betts is a director of seven registered investment companies in the Buffalo Funds complex.

Thomas A. McDonnell, age 61, has been a director of the Company since March 2001. Mr. McDonnell has been President of DST Systems, Inc. (“DST”) since January 1973 (except for a 30-month period from October 1984 to April 1987), Chief Executive Officer of DST since 1984 and a director of DST since 1971. He is also a director of Blue Valley Ban Corp., Commerce Bancshares, Inc., Euronet Worldwide, Inc. and Kansas City Southern.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

THE BOARD OF DIRECTORS

Information about present directors

In addition to the Board nominees who are described under Proposal – Election of Two Directors, the following individuals are also on the Company’s Board, for a term ending on the date of the Annual General Meeting of shareholders in the year indicated.

Directors Serving Until the Annual General Meeting in 2008

Donald H. Eller, age 64, has been a director of the Company since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996 he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas.

Clifton A. Pemble, age 41, has served as a director of the Company since August 2004. He has served as a director and officer of various subsidiaries of the Company since August 2003. He has been Vice President, Engineering of Garmin International, Inc. since 2005. Previously, he was Director of Engineering of Garmin International, Inc. from 2003 to 2005 and Software Engineering Manager of Garmin International, Inc. from 1995 to 2002 and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of the Company. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University.

Directors Serving until the Annual General Meeting in 2009

Min H. Kao, age 58, has served as Chairman of the Company since August 2004 and was previously Co-Chairman of the Company from August 2000 to August 2004. He has served as Chief Executive Officer of the Company since August 2002 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of the Company since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University.

Charles W. Peffer, age 59, has been a director of the Company since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of NPC International, Inc. and of the Commerce Funds, a family of eleven mutual funds.

Director Independence

The Board of Directors has determined that Messrs. Betts, Eller, Peffer and McDonnell, who constitute a majority of the Board, are independent directors as defined in the listing standards for the Nasdaq Stock Market.

Board of Directors Meetings and Standing Committee Meetings

Meetings

The Board of Directors held seven meetings and took action by unanimous written consent six times during the fiscal year ended December 30, 2006. Four executive sessions of the independent directors were held in 2006. The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2006 fiscal year, the Audit Committee held five meetings, the Compensation Committee held five meetings and the Nominating Committee held one meeting. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served. It is the Company’s policy to encourage directors to attend the Company’s Annual Meeting. All of the directors of the Company attended the 2006 Annual General Meeting.

Audit Committee

Messrs. Peffer (Chairman), Betts and McDonnell serve as the members of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.garmin.com. The functions of the Audit Committee include overseeing the Company’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with, the Company’s independent registered public accounting firm. The Board of Directors has determined that Mr. Betts, Mr. Peffer and Mr. McDonnell are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the Nasdaq Stock Market).

Compensation Committee

Messrs. Betts (Chairman), Eller, Peffer and McDonnell serve as the members of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee the Company’s compensation programs, objectives and policies for senior executives, (b) ensure that the Company’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified executives, (c) determine the Chief Executive Officer’s compensation level and the components and structure of his compensation package, (d) recommend to the Board the respective compensation levels of the other principal senior officers and the components and structure of their compensation packages, (e) review and approve any employment, change of control or severance agreements with the Chief Executive Officer and other principal senior officers, (f) review and approve executive compensation disclosures made in the Company’s proxy statements, (g) recommend to the Board any changes in the amount, components and structure of compensation paid to non-employee directors, (h) serve as the Committee administering the Company’s equity-based incentive plans, and (i) annually review with management succession plans for all principal senior officers. The Board of Directors has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the Nasdaq Stock Market).

Nominating and Corporate Governance Committee

Messrs. Betts, Eller (Chairman), Peffer and McDonnell serve as the members of the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating Committee’s Charter was revised in February 2007 to add oversight of corporate governance matters. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.garmin.com. The primary responsibilities of the Nominating and Corporate Governance Committee are to (a) evaluate the composition, size, role and functions of the Board and its committees to oversee the business of the Company, (b) determine director selection criteria, (c) recommend and evaluate nominees for election to the Board, (d) advise the Board on committee appointments and removals, (e) evaluate the financial literacy of the Audit Committee members, (f) evaluate the independence of director nominees and Board members under applicable laws, regulations and stock exchange listing standards, (g) create and implement a process for the Board to annually evaluate its performance, and (h) recommend to the Board Corporate Governance Guidelines and review such Guidelines periodically. The Board of Directors has determined that all the members of the Nominating and Corporate Governance Committee are independent (as defined by the listing standards of the Nasdaq Stock Market).

In selecting candidates for nomination at the annual meeting of the Company’s shareholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Nominating and Corporate Governance Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider, and evaluate director candidates recommended by the Board, members of the Nominating and Corporate Governance Committee, management and any shareholder owning one percent or more of the Company’s outstanding Common Shares.

The Nominating and Corporate Governance Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating and Corporate Governance Committee, management or a one percent shareholder. A shareholder owning one percent or more of the Company’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at (345) 945-2197 or by mail at Garmin Ltd., 5th Floor, Harbour Place, P.O. Box 30464 SMB, 103 South Church Street, Grand Cayman, Cayman Islands. Any such recommendation must be delivered to the Company Secretary not less than 180 days prior to the annual general meeting at which the candidate is proposed for consideration as a nominee. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of the Company’s outstanding shares (based on the number of outstanding shares reported on the cover page of the Company’s most recently filed Annual Report on Form 10-K) and a statement of the number of the Company’s shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of the Company if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating and Corporate Governance Committee requires that a majority of the Company’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee also requires that at least one independent director qualifies as an audit committee financial expert. The Nominating and Corporate Governance Committee also requires that an independent director candidate should have either (a) at least ten years experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Company’s technology or industry. In addition, the Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating and Corporate Governance Committee considers, among other things, whether the candidate meets the Committee’s requirements for independent director candidates, if applicable. The Committee also considers a director candidate’s skills and experience in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Committee considers the nominee’s prior service to the Company’s Board and continued commitment to service on the Board.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of the Company by writing to the Board or such individual director in care of the Company Secretary, by facsimile at (345) 945-2197 or by mail at Garmin Ltd., 5th Floor, Harbour Place, P.O. Box 30464 SMB, 103 South Church Street, Grand Cayman, Cayman Islands. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communication and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. During 2006, the Company had no compensation committee interlocks of the type required to be disclosed by the rules of the SEC.

Gene M. Betts, a director of Garmin, was Senior Vice President – Finance of Sprint Nextel Corporation’s local telecommunications division during a portion of 2006. Garmin International, Inc. made payments to Sprint Nextel Corporation in 2006 for cellular telephone services. These payments did not exceed 5% of either Garmin’s consolidated gross revenues for the 2006 fiscal year or Sprint Corporation’s consolidated gross revenues for its last full fiscal year.

The Company has adopted a policy for the review by the Audit Committee of transactions in which the Company is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction,” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to the Company and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of the Company and its shareholders.

Non-Management Director Compensation

Each director of Garmin, who is not an officer or employee of the Company or of a subsidiary of the Company, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent the Company’s shareholders.

The Garmin Compensation Committee and Board approved increases in the compensation paid to non-employee directors during the first quarter of 2006. Garmin’s 2006 director compensation package is comprised of cash (annual board and committee chair retainers) and stock option grants.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), is paid an annual retainer of $20,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also receives an annual retainer of $1,500. The Non-Management Director who chairs the Audit Committee receives an annual retainer of $5,000. In addition, each Non-Management Director is paid $1,500 for each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director is paid $1,500. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director is paid $1,500 for each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

The above described fees were in effect from June 9, 2006. Prior to that date, the annual retainer for each Non-Management Director was $15,000, the annual retainer for the Non-Management Director who chairs the Audit Committee was $1,500, the fee for attending each Board meeting convened in person was $1,000 and the fee for attending each Board meeting or Committee meeting convened by teleconference was $350.

The Non-Management Directors may also be granted awards, including among others, options to buy Common Shares, pursuant to the 2000 Non-Employee Directors’ Option Plan, as determined by the Committee (as defined in such plan).

Each year at the Annual General Meeting, each Non-Management Director will automatically be granted an option for a number of Common Shares equal to four times his or her annual retainer divided by the fair market value of a share on the grant date. If a Non-Management Director first joins the Board at a time other than the Annual Meeting, he or she will receive a pro-rata grant for that year. The option price per share will be 100% of the fair market value of a share on the date of grant based on the closing stock price on that day. The options vest in equal installments over three years, subject to acceleration in the event the Non-Management Director terminates his or her directorship on the account of death, disability or an involuntary termination within one year after a change in control of Garmin. These options have a term of 10 years.

Garmin does not have formal stock ownership guidelines for its directors.

Under Taiwan banking practice, the chairman of a company is generally required to personally guarantee the company’s loans and mortgages. During 2006, Dr. Kao, as chairman of Garmin Corporation, a Taiwan subsidiary of the Company, received compensation from Garmin Corporation in the amount of $51,575 for his personal guarantee of Garmin Corporation’s obligations.

2006 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	SAR/Option Awards ($)¹	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Gene Betts	$35,850	$—	$7,051	$—	$—	$—	$42,901

Donald Eller	$35,850	$—	$7,051	$—	$—	$—	$42,901

Thomas McDonnell	$34,350	$—	$6,559	$—	$—	$—	$40,909

Charles Peffer	$39,350	$—	$8,200	$—	$—	$—	$47,550

¹	The following stock options were valued based on a grant date fair value using the Black-Scholes value of $20.32: Messrs Betts and Eller 1,864 options, Mr. McDonnell 1,734 options, and Mr. Peffer 2,168 options. The dollar amounts expensed for financial reporting purposes with respect to the 2006 fiscal year for the grant date fair value of stock options granted in prior fiscal years in accordance with FAS 123R for each of the Non-Management Directors were as follows: Messrs Betts and Eller $6,783, Mr. McDonnell $6,291, and Mr. Peffer $7,866.

AUDIT MATTERS

Report of Audit Committee

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2006 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by the Company to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that the Company’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2006 fiscal year the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP the independence of their firm.

Based upon the review and discussions referenced above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Charles W. Peffer, Chairman

Gene M. Betts

Thomas A. McDonnell

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 30, 2006 and the fiscal year ended December 31, 2005 by Garmin’s independent registered public accounting firm, Ernst & Young LLP:

	2006		2005
Audit Fees	$1,313,228		$1,132,087
Audit Related Fees	$64,820	(a)(b)	$69,950	(a)(b)
Tax Fees	$53,408	(b)(c)	$122,906	(b)(c)
All Other Fees	$1,500	(d)	$—

Total:	$1,432,956		$1,325,003

(a)	Audit related fees for 2006 and 2005 comprise primarily fees for financial statement audits of employee benefit plans, internal controls review, transaction due diligence, audit publications and preparation for audit committee meetings.
(b)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP.
(c)	Tax fees for 2006 comprise $53,408 for tax compliance/preparation. Tax fees for 2005 comprise $113,668 for tax compliance/preparation and $9,298 for tax planning and tax advice.
(d)	All other fees for 2006 comprise $1,500 for online subscription fees.

The Audit Committee has appointed Ernst & Young LLP to serve as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 29, 2007. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit, audit-related, tax services and other services performed by Ernst & Young LLP. The policy provides for pre-approval by the Audit Committee annually of specifically defined audit and non-audit services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young LLP is engaged to perform it. The Audit Committee has delegated to the Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young LLP rendered to the Company and its subsidiaries in 2006.

EXECUTIVE COMPENSATION MATTERS

Report of Compensation Committee

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Gene M. Betts (Chairman)

Donald H. Eller

Thomas A. McDonnell

Charles W. Peffer

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide fair, reasonable and competitive compensation to executives in order to attract, motivate and retain a highly qualified executive team.

•	Reward executives for individual performance and contribution.

•	Provide incentives to executives to enhance shareholder value.

•	Reward executives for long-term, sustained individual and company performance.

•	Provide executive compensation that is internally equitable among the executives and equitable in relation to the broader Garmin employee population.

Garmin’s executive compensation program is designed to reward executives for the achievement of long-term and sustained performance by Garmin, which the Compensation Committee believes correlates with increased returns to shareholders, and for the overall individual performance and contribution of each executive.

The Compensation Committee retained the independent compensation consulting firm of Towers Perrin to assess the competitiveness of the current pay levels of Garmin’s top five executive officer positions. Towers Perrin also analyzed the market competitiveness of the salary, bonus and long-term incentive elements of Garmin’s compensation program. Towers Perrin developed two competitive peer groups (one based on high-performing companies and the other based on related-industry companies) and performed analyses of competitive performance and compensation levels.

Elements of Compensation

Garmin’s executive compensation program consists of the following elements:

Base Salary

Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities. The base salary for Garmin’s chief executive officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of the chief executive officer are made without the chief executive officer being present. The base salary is based on the Compensation Committee’s assessment of the chief executive officer’s individual performance and the financial and operating performance of Garmin, as well as on an analysis of the base salaries of chief executive officers of other companies similar in size and industry to Garmin. However, when setting Dr. Kao’s base salary, the Compensation Committee also considers Dr. Kao’s overall wealth accumulated from his significant ownership of Garmin stock.

The base salary for each of the other executives is reviewed annually and is based upon the recommendation of the chief executive officer and the executive’s individual duties and responsibilities, experience and overall performance, as well as on an analysis of the base salaries of comparable executives of other companies similar in size and industry to Garmin. The base salaries are generally targeted at the median of the competitive market.

Annual Incentive Awards

In 2006, Garmin’s executives were eligible for an annual discretionary cash incentive award. The purpose of such awards is to reward executives for outstanding individual performance, within the context of the overall performance of Garmin. The determination whether to pay an executive such an award, and the amount of such award, is made by the Compensation Committee after consideration of (a) the annual growth in total Garmin revenues and net earnings and other factors such as new product introductions and innovations, (b) the individual performance and contribution of the executive to such achievements, and (c) the recommendation of the chief executive officer. Actual cash bonus payments to Garmin’s executives in 2006 ranged from 16% to 20% of base salary. No discretionary cash incentive award was paid to the chief executive officer in view of his overall wealth accumulated from his significant ownership of Garmin stock.

Additionally, in 2006 Garmin’s executives, including the chief executive officer, participated along with substantially all other Garmin salaried employees, and on the same terms as all such other employees, in an incentive plan that awarded each salaried employee an additional month’s salary if Garmin’s 2006 revenues increased by 50% or more. This growth target was achieved in 2006.

In 2007, the Compensation Committee plans to replace the two cash incentive plans described above with a new cash incentive plan for executives. Under the new plan, the Compensation Committee will establish a bonus pool based on Garmin’s earnings per share growth. Under the new plan, cash incentive awards for executives will be made in the discretion of the Compensation Committee, based on individual performance, Garmin’s performance and the recommendation of the chief executive officer. The Compensation Committee believes this new cash incentive plan will further align the interests of Garmin’s employees with the interests of Garmin’s shareholders

Stock-Settled Stock Appreciation Rights

Garmin executives, other than the chief executive officer, are awarded stock-settled stock appreciation rights (SARs) semi-annually, following the June and December meetings of the Compensation Committee. Newly hired executives may be granted SARs on their first date of employment, subject to approval by the Compensation Committee. As is required under the terms of our equity compensation plans, the grant value of each of the SARs is the average of the high and low price of Garmin stock on the date of grant. The purpose of these awards is to further align the interests of the executives with the interests of Garmin’s shareholders. The Compensation Committee believes that stock-settled SARs effectively manage equity dilution and share usage, while strongly linking the earnings of executives with the interests of shareholders. Because the chief executive officer owns a significant amount of Garmin stock, and, therefore, already has significant incentive to create shareholder value, he is not awarded SARs or any other form of equity compensation.

The number of SARs awarded to each executive in June and December is determined by the Compensation Committee after considering the recommendation of the chief executive officer and the executive’s individual duties and responsibilities, experience and overall performance.

Benefits; Retirement Contributions

Garmin’s executives participate in the same benefits and are covered by the same plans on the same terms as provided to all of Garmin’s salaried employees. As is the case with all salaried employees, Garmin makes matching contributions to executives’ 401(k) plans and contributions to a defined contribution pension plan, which is a qualified cash profit sharing plan.

Other Considerations

Benchmarking Compensation

Prior to 2006, the Compensation Committee reviewed and considered the individual performance and contribution of each executive, along with internal equity and company budgets, when setting annual targeted pay opportunities. An annual competitive analysis, by position for each executive, was not performed.

Beginning in 2006, due to the dramatic growth of Garmin and as part of the disclosure process, the Compensation Committee has broadened its review of executive pay to include a review of both competitive market data and tally sheets, which were prepared by the Towers Perrin consulting firm. The tally sheets outline the executives’ annual pay – target and actual—and total accumulated pay under various performance and employment scenarios.

Towers Perrin also gathered competitive compensation data from two comparative groups, one comprised of high-performing companies from the NASDAQ 100 and the other comprised of companies in the same or similar industry as Garmin. When appropriate, regression analysis was used to adjust the compensation data for differences in company revenues. This competitive data, together with relevant market practices and trends, was then considered by the Compensation Committee, along with the other factors described above, when designing Garmin’s executive compensation program.

Perquisites

Consistent with Garmin’s belief that executive compensation should be internally equitable among the executives and in relation to the broader Garmin employee population, Garmin does not provide any perquisites to any of its executives.

Executive Ownership; Policies Regarding Hedging

Garmin does not have formal executive ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in Garmin stock appreciation rights. Garmin does not have any policies regarding the hedging of the economic risk of stock ownership.

Adjustment or Recovery of Awards or Payments

In the event that the performance measures upon which compensation awards are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Garmin does not have a formal policy that would require such an adjustment to or recovery of such an award.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers. The Compensation Committee believes it has taken the steps required to exclude from the calculation of the $1 million compensation expense limitation any performance-based awards granted under the 2000 Equity Incentive Plan and the 2005 Equity Incentive Plan to the executive officers listed in the Summary Compensation Table of this proxy statement.

Severance Benefits

Garmin does not have executive employment agreements or executive severance agreements with any of its executives.

Change-in-Control Benefits

In the event that an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and SARs would immediately become exercisable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options or SARs. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during the time that Garmin is considering or undertaking a change in control.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows 2006 compensation for the Chief Executive Officer, the Chief Financial Officer and the three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”).

Name & Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)	SARs/Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)
Min H. Kao
Chairman & Chief Executive Officer	2006	$270,001	$—	$—	$—	$22,500	$79,210	$371,711

Kevin S. Rauckman
Chief Financial Officer & Treasurer	2006	$225,001	$40,000	$—	$170,947	$18,750	$23,885	$478,583

Clifton A. Pemble
Vice President of Engineering	2006	$260,001	$50,000	$—	$222,128	$21,667	$27,385	$581,181

Andrew R. Etkind
General Counsel & Secretary	2006	$250,001	$50,000	$—	$181,473	$20,833	$27,835	$504,854

Brian J. Pokorny
Vice President of Operations	2006	$220,000	$35,000	$—	$170,947	$18,333	$23,885	$468,165

[1]	Annual discretionary cash incentive awards are based on financial and non-financial measures as discussed in the Compensation Discussion and Analysis section.
[2]

This column shows the dollar amount expensed for financial reporting purposes with respect to the 2006 fiscal year for the fair value of SARs and stock options granted in 2006 as well as prior fiscal years in accordance with FAS 123R. See the Grants of Plan-Based Awards table for information on awards made in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

[3]	Incentive payments made under a 2006 bonus plan applicable to all Garmin employees that provided for a bonus of one month’s salary if Garmin’s revenues increased by 50% or more in 2006.
[4]	All Other Compensation for the Named Executive Offers consists of the items in the following table:

Name	Garmin Contributions to Defined Contribution Plans (a)	Other
Min H. Kao	$27,635	$51,575	(b)

Kevin S. Rauckman	$23,885	$—

Clifton A. Pemble	$23,885	$3,500	(c)

Andrew R. Etkind	$27,635	$—

Brian J. Pokorny	$23,885	$—

(a)	For each Named Executive Officer $12,635 was payable under the cash profit sharing plan. Dr. Kao and Mr. Etkind received $15,000 in company matching contributions related to the qualified 401(k) plan. Messrs. Rauckman, Pemble and Pokorny received $11,250 in company matching contributions related to the qualified 401(k) plan.
(b)	Payment to Dr. Kao for personal guarantee of Garmin Corporation, in accordance with Taiwan banking practices.
(c)	Incentive payment for inventions by Mr. Pemble for which patent applications were filed.

Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2006 grants of SARs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[2]	Exercise or Base Price of Option Awards ($ / Sh) [3]	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards[4]
		Threshold ($)	Target ($)	Max. ($)	Threshold ($)	Target ($)	Max. ($)
Min H. Kao

Kevin S. Rauckman	06/09/06								15,000	$46.15	$45.24	$304,800

	12/05/06								15,000	$51.07	$50.84	$298,050

Clifton A. Pemble	06/09/06								20,000	$46.15	$45.24	$406,400

	12/05/06								20,000	$51.07	$50.84	$397,400

Andrew R. Etkind	06/09/06								15,000	$46.15	$45.24	$304,800

	12/05/06								15,000	$51.07	$50.84	$298,050

Brian J. Pokorny	06/09/06								15,000	$46.15	$45.24	$304,800

	12/05/06								15,000	$51.07	$50.84	$298,050

[1]	Garmin’s non-equity incentive plan is a discretionary payment made at the close of the fiscal year. There is not a targeted award for any executive under the plan.
[2]	Awards made in the form of SARs.

[3]	Pursuant to the terms of Garmin’s 2005 Equity Incentive Plan, each SAR’s base price is determined based on the average of the high and low price of Garmin stock on the date of grant.
[4]

This column represents the dollar amounts expensed for financial reporting purposes with respect to the 2006 fiscal year for the fair value of stock and option awards granted to each of the named executives in 2006 in accordance with FAS 123R. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 10 of Garmin’s financial Statements in the Form 10-K for the fiscal year ended December 30, 2006, as filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding stock options and SARs held by them as of December 30, 2006

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Min H. Kao		—	—

Kevin S. Rauckman	(1)	15,000	—	$7.00	12/07/10
	(1)	10,000	—	$10.38	12/21/11
	(1)	12,000	3,000	$14.90	12/26/12
	(1)	9,000	6,000	$27.27	12/23/13
	(1)	8,000	12,000	$19.94	09/23/14
	(2)	2,000	8,000	$21.59	06/23/15
	(2)	2,400	9,600	$30.66	12/16/15
	(2)	—	15,000	$46.15	06/09/16
	(2)	—	15,000	$51.07	12/05/16

Clifton A. Pemble	(1)	20,000	—	$7.00	12/07/10
	(1)	12,000	—	$10.38	12/21/11
	(1)	16,000	4,000	$14.90	12/26/12
	(1)	12,000	8,000	$27.27	12/23/13
	(1)	9,600	14,400	$19.94	09/23/14
	(2)	2,400	9,600	$21.59	06/23/15
	(2)	3,000	12,000	$30.66	12/16/15
	(2)	—	20,000	$46.15	06/09/16
	(2)	—	20,000	$51.07	12/05/16

Andrew R. Etkind	(1)	21,000	—	$7.00	12/07/10
	(1)	9,000	—	$10.38	12/21/11
	(1)	13,600	3,400	$14.90	12/26/12
	(1)	10,200	6,800	$27.27	12/23/13
	(1)	8,000	12,000	$19.94	09/23/14
	(2)	2,000	8,000	$21.59	06/23/15
	(2)	2,400	9,600	$30.66	12/16/15
	(2)	—	15,000	$46.15	06/09/16
	(2)	—	15,000	$51.07	12/05/16

Brian J. Pokorny	(1)	—	—	$7.00	12/07/10
	(1)	10,000	—	$10.38	12/21/11
	(1)	12,000	3,000	$14.90	12/26/12
	(1)	9,000	6,000	$27.27	12/23/13
	(1)	8,000	12,000	$19.94	09/23/14
	(2)	2,000	8,000	$21.59	06/23/15
	(2)	2,400	9,600	$30.66	12/16/15
	(2)	—	15,000	$46.15	06/09/16
	(2)	—	15,000	$51.07	12/05/16

1	Represents a non-qualified stock option.
2	Represents a stock appreciation right.

Option Exercises and Stock Vested

The following table provides information for each of the Named Executive Officers regarding stock options and SARs exercised in 2006. No stock awards have been made to any of the Named Executive Officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#) 1	Value Realized on Exercise ($)
Min H. Kao	—	$—

Kevin S. Rauckman	—	$163,242

Clifton A. Pemble	—	$1,195,610

Andrew R. Etkind	—	$107,026

Brian J. Pokorny	—	$731,430

1	No shares were acquired on exercise.

Potential Post-Employment Payments

None of the Named Executive Officers has an employment agreement or severance agreement with the Company. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other Garmin employees who own unvested stock options or stock appreciation rights. The following table lists the estimated current value of such acceleration of vesting.

Estimated Current Value of Potential Post-Employment Benefits[1]
Name	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Min H. Kao	$—	$—	$—	$—	$—	$—

Kevin S. Rauckman	$—	$—	$1,445,320	$1,445,320	$—	$1,445,320

Clifton A. Pemble	$—	$—	$1,813,600	$1,813,600	$—	$1,813,600

Andrew R. Etkind	$—	$—	$1,484,336	$1,484,336	$—	$1,484,336

Brian J. Pokorny	$—	$—	$1,445,320	$1,445,320	$—	$1,445,320

[1]	Value of unexerciseable stock options/SARs, based on of $55.66 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 29, 2006.

SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

If a holder of Garmin Common Shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 29, 2007. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Secretary of Garmin, P.O. Box 30464 SMB, 5th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, Cayman Islands.

In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for next year’s annual meeting of shareholders to be properly brought before the meeting, such proposal must be delivered to the Secretary and received at Garmin’s executive offices no later than March 14, 2008 and such proposal must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s Common Shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC, and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2006 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2006 were timely filed by the Reporting Persons with the exception that Charles W. Peffer was late in filing a change of beneficial ownership on Form 4 which reported one transaction in 2006 involving a total of 50 shares.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Debbie Garbeff at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the election of directors. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefor and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. Such written request should be directed to the Secretary of Garmin, c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov.

By Order of the Board of Directors

April 27, 2007	Andrew R. Etkind
General Counsel and Secretary

APPENDIX A

FORM OF PROXIES

c/o UMB Bank, n.a. P.O. Box 419064 Kansas City, MO 64141-6064

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: UMB Bank, P.O. Box 535450, Pittsburgh, PA 15253.

Vote 24 hours a day, 7 days a week.

If you vote by Internet, do not mail your proxy card.

è

Proxy card must be signed and dated.

ò Please fold and detach card at perforation before mailing. ò

... .............................................................

PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS FOR SHAREHOLDERS MEETING ON JUNE 8, 2007

The undersigned shareholder of Garmin Ltd., a Cayman Islands company, hereby appoints Min H. Kao and Kevin Rauckman and each of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all common shares of Garmin Ltd. owned by the undersigned in all matters coming before the 2007 Annual General Meeting of Shareholders (or any adjournment thereof) to be held at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, on Friday, June 8, 2007 at 10:00 a.m. local time.

Signature

Signature if held jointly

Dated: , 2007
NOTE: Please date and sign proxy exactly as name or names appear. All joint owners should sign. State full title when signing a executor, administrator, trustee, guardian, etc.

YOUR VOTE IS IMPORTANT

If you do not vote by Internet, please sign and date this

proxy card and return it promptly in the enclosed

postage-paid envelope, or otherwise to UMB Bank, P.O.

Box 535450, Pittsburgh, PA 15253, so your shares may

be represented at the Annual Meeting. If you vote by

Internet, it is not necessary to return this proxy card.

ò Please fold and detach card at perforation before mailing. ò

... .............................................................................................

GARMIN LTD.	PROXY

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR the nominees listed in proposal 1. The Board of Directors recommends a vote “FOR” the following proposal, all as more specifically set forth in the Proxy Statement.

1.	Election of Two Directors

Nominees:	(1)	Gene M. Betts – three year term expiring in 2010
	(2)	Thomas A. McDonnell – three year term expiring in 2010

	☐	FOR all the nominees listed above	☐	WITHHOLD AUTHORITY
		(except as marked to the contrary)		to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above. Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.)

2.	In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereof, including matters incident to its conduct.

CONFIDENTIAL VOTING INSTRUCTIONS TO

T. ROWE PRICE TRUST COMPANY AS TRUSTEE

UNDER THE GARMIN INTERNATIONAL, INC.

401(k) AND PENSION PLAN

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to Common Shares of Garmin Ltd. held by the Trustee and allocated to my account shall be exercised at the Annual General Meeting of Shareholders to be held on June 8, 2007, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual General Meeting of Shareholders and matters incidental to such meeting.

Election of Two Directors ☐	FOR all the nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Gene M. Betts – three year term expiring in 2010

Thomas A. McDonnell – three year term expiring in 2010

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO

T. ROWE PRICE TRUST COMPANY AS TRUSTEE

UNDER THE GARMIN INTERNATIONAL, INC.

401(k) AND PENSION PLAN

Dated: , 2007

(Signature)

Please sign exactly as your name appears.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD BEFORE THE DATE OF THE ANNUAL MEETING IN THE ENCLOSED ENVELOPE. DO NOT RETURN THIS CARD TO GARMIN LTD. AS YOUR VOTE IS CONFIDENTIAL.

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